Exhibit 99.1


FOR IMMEDIATE RELEASE
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               COMMSCOPE LOWERS FOURTH QUARTER 2004 GUIDANCE
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HICKORY, NC -- (JANUARY 24, 2005) CommScope, Inc. (NYSE: CTV), a world leader in cable and connectivity solutions, today provided updated financial guidance for the fourth quarter of 2004. CommScope will host a conference call at 5:00 p.m. EST today to discuss the fourth quarter guidance, which is based on preliminary and unaudited information.

CommScope expects fourth quarter 2004 orders of roughly $300 million and revenues of approximately $295 million. Fourth quarter gross margin is expected to be approximately 21.7%. The Company expects SG&A to be approximately $54 million and R&D to be approximately $9 million (or approximately 3% of sales) for the fourth quarter.

CommScope's previous guidance for the fourth quarter, provided on November 1, 2004, was revenues of $270-$285 million, gross margin of 23.5%-24.5% of sales, SG&A of $52-$54 million and R&D of approximately 2.5%-3.0% of sales.

CommScope Executive Vice President and Chief Financial Officer Jearld Leonhardt stated, "While our overall fourth quarter revenue performance was stronger than expected, we are disappointed with our margin performance. Our results were negatively affected by a number of items including higher than expected material and freight costs, an unfavorable product mix, and higher period spending, among others. As a result, we expect our financial results to be roughly breakeven for the fourth quarter, excluding costs associated with the previously announced cost reduction and organizational initiatives at Connectivity Solutions Manufacturing, Inc. (CSMI).

"We have already taken actions to improve profitability as we move into 2005. We have recently implemented increased prices for selected broadband and enterprise products and CSMI is in the process of restructuring its operations," Leonhardt noted.

CONNECTIVITY SOLUTIONS MANUFACTURING INC. (CSMI) RESTRUCTURING
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As previously announced, CSMI, an indirect manufacturing subsidiary of
CommScope, has begun implementing long-term manufacturing initiatives designed to improve operations and reduce cost. These initiatives are expected to be substantially in place by mid-year 2005. The CSMI restructuring plan includes: a) a reorganized management structure, b) simplified business practices and manufacturing processes, c) reduction in represented and management employees, and d) development of a plan for under-utilized or excess real estate.

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CommScope estimated pretax costs of $17-$24 million to implement the restructuring plan with the majority of the costs expected to be incurred during the fourth quarter of 2004. The Company also stated that it could incur incremental impairment charges for possible disposal of real estate, depending upon future plans.

Consistent with this guidance, CommScope expects to incur approximately $15 million in pretax restructuring costs during the fourth quarter, which includes approximately $7 million of noncash equipment impairment costs. The remaining costs related to the restructuring plan are expected to be incurred in 2005.

Annualized savings resulting from the restructuring plan are projected to be $20 to $25 million once the initiatives are in place. The actual costs and benefits may differ from the projected estimates as a result of a number of uncertainties including business conditions, sales volumes, pricing and seasonality as well as others.

The 2.4 million square foot Omaha site is the largest production facility for SYSTIMAX(R), ExchangeMAX(R) and Integrated Cabinet Solutions products. The facility was purchased from Avaya in conjunction with the acquisition of the Connectivity Solutions business on January 31, 2004.

FOURTH QUARTER EARNINGS RELEASE AND OUTLOOK PLANNED FOR FEBRUARY 24
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CommScope has not updated its November 16, 2004, guidance for calendar year
2005. The Company intends to release fourth quarter 2004 results on Thursday, February 24, 2005. A conference call will be scheduled for 5:00 p.m. on February 24 to discuss fourth quarter results and CommScope's 2005 outlook.

CONFERENCE CALL INFORMATION
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CommScope plans to host a conference call today at 5:00 p.m. EST to discuss fourth quarter results. You are invited to listen to the conference call or live webcast with Frank Drendel, Chairman and CEO; Brian Garrett, President and COO; and Jearld Leonhardt, Executive Vice President and CFO.

To participate in the conference call, domestic and international callers should dial 212-676-4903. Please plan to dial in 10-15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the conference call will also be available via the Presentations page on CommScope's website at: http://phx.corporate-ir.net/phoenix.zhtml?c=101146&p=irol-presentations.

If you are unable to participate on the call and would like to hear a replay, you may dial 800-633-8284. International callers should dial +1-402-977-9140 for the replay. The replay ID is 21230409. The replay will be available through January 31st. A webcast replay will also be archived for a limited period of time following the conference call via the Internet on CommScope's web site.

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ABOUT COMMSCOPE
CommScope (NYSE: CTV - http://www.commscope.com) is a world leader in the design and manufacture of 'last mile' cable and connectivity solutions for communication networks. Through our SYSTIMAX(R) SolutionsTM and Uniprise SolutionsTM brands we are the global leader in structured cabling systems for business enterprise applications. We are also the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial (HFC) applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

FORWARD-LOOKING STATEMENTS
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This press release contains forward-looking statements regarding, among other things, the business position, plans, transition, outlook, margins, revenues, earnings, synergies and other financial items relating to CommScope, and integration and restructuring plans related to CommScope's acquisition of substantially all of the assets and certain liabilities of Connectivity Solutions ("the acquisition") that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. These forward-looking statements are identified, including, without limitation, by their use of such terms and phrases as "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projects," "projected," "projections," "plans," "anticipates," "anticipated," "should," "designed to," "foreseeable future," "believe," "believes," "think," "thinks" and "scheduled" and similar expressions. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results of CommScope to differ materially include, but are not limited to, the ability to recover higher material and transportation costs from our customers through price increases; the ongoing transition, integration and restructuring associated with the acquisition, including cost reduction plans at the Omaha, Nebraska site of Connectivity Solutions Manufacturing, Inc; the impact of purchase accounting adjustments; the challenges of achieving anticipated synergies; variability in the effective tax rate; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with employees; customer demand for our products, applications and services; post-closing adjustments in connection with acquisitions; expected demand from major domestic MSOs; telecommunications industry capital spending; ability to maintain successful relationships with our major distributors; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; product demand and industry excess capacity; changes or fluctuations in global business conditions; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible disruption due to customer or supplier bankruptcy, reorganization or restructuring; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; ability to timely comply with Section 404 of the Sarbanes-Oxley Act and related regulations; successful operation of our vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; regulatory changes affecting us or the industries we serve; any adjustments required by the Securities and Exchange Commission in connection with its review of our public filings; acquisition activities and the ability to integrate acquisitions; the accounting and financial reporting impact of our stock options and convertible debt; environmental issues; terrorist activity or armed conflict; political instability; major health concerns and other factors; and any statements of belief and any statements of assumptions underlying any of the foregoing. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

CONTACTS:
PHIL ARMSTRONG        BETSY LAMBERT, APR
INVESTOR RELATIONS    MEDIA RELATIONS
(828) 323-4848        (828) 323-4873

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